This is a contractual agreement entered into by The Blaine Group, Inc. hereinafter referred to as agent, and Eurectec, Inc., hereinafter referred to as client.

Client agrees to pay $4,000.00 as a monthly retainer fee, plus reimbursement of expenses incurred by agent on behalf of client, for an ongoing trade, news, and business-oriented public relations campaign which includes preparation and strategy for implementing an investor relations and financial public relations effort after the fourth month. When implementation of this additional effort is initiated, the monthly retainer fee will be increased from $4,000.00 per month to $6,000 per month, plus reimbursement of expenses incurred by agent on behalf of client for Eurectec, Inc. Initial retainer fee is due and payable in advance. An expense deposit of $1,000.00 shall be paid in advance and replenished monthly, as invoiced.

Client retains the right to increase the level of effort to encompass all of the above activities on a monthly basis at a monthly retainer fee of $6,000.00 per month, plus expenses.

Total justification of expenses paid by agent on behalf of client will be provided. Any additional expenses not covered by the above-mentioned deposits will be billed. Any expense deposit not applied to expenses incurred will be reimbursed to client at conclusion of contract.

Agent shall submit invoices to client, on a monthly basis, giving sufficient details as to all charges contained in such invoices. Client shall receive a report of activities performed under this agreement. Client agrees to pay expenses without approval for postage, mileage, toll and long-distance telephone calls, publications, Xeroxed materials, and other individual expenses under $100.00. Extra-ordinary expenses such as trips, advertising, printing, etc., must have prior client approval. Such expenses must be paid for in advance by client. Extra-ordinary trips, personal appearances, and planning of special functions shall be compensated for at an hourly rate of $100.00 per person hour and must be approved in advance by client. Invoices shall be payable within
(10) days after receipt by client. Invoices unpaid within thirty (30) days from date of invoice shall be deemed delinquent and shall accrue late charges at the rate of 1 1/2% per month or portion thereof. There will be a surcharge of $50.00 for each time a check is returned by the bank.

Agent agrees to handle all public relations matters, as agreed upon, for client. Agent agrees to fulfill and execute campaign as discussed with client.

Neither party may assign this agreement or its rights and obligations herein to another without the prior written approval of the other party except that client may assign this agreement to its subsidiary or affiliated companies upon written notice.

Any exhibits and appendices attached to this agreement are hereby incorporated by reference and made a part hereof as though fully set forth herein.

It is expressly agreed that if client issues a purchase order or other document for the services provided under this agreement, such instrument shall be deemed for client's internal use only and any provisions contained therein or on the reverse side thereof that are in conflict with any provisions of this agreement shall have no effect.

This agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the services and subject matter hereof, and merges and supersedes all prior agreements, understandings, and representations, whether written, oral, or otherwise conveyed.

This agreement shall not be modified or amended, except in writing and signed by an authorized representative of the parties hereto.

The parties hereto agree not to disclose any of the terms and conditions of this agreement to anyone in a position to use the information for competitive advantage or to anyone in each respective organizations that does not have a need to know.

Neither party shall solicit nor hire the employees, officers, directors, consultants, or agents of the other ("Employee") during the term of this agreement without the prior written consent of the other party and its affected employee. Such written consent shall acknowledge the confidentiality of information set forth in this agreement.

In connection with the services provided hereunder, employees of agent have and will have access to certain proprietary or confidential information and trade secrets ("Client Confidential Information") of client. Agent agrees to preserve and maintain all such Client Confidential Information by applying the same standard of care thereto as client applies to such information. Client agrees to indemnify and hold harmless from and against any and all losses, claims, damages, expenses, or liabilities which agent may incur based upon information, representations, reports, or data furnished by client to the extent such material is furnished, prepared, or approved by client.

Any notices required or permitted to be given under this agreement by either party shall be in writing and shall be deemed given as of the time of hand delivery to the addresses set forth below the signatures of each party, or four
(4) days after deposit into the United States mail, postage prepaid by registered or certified mail, return receipt requested, to those addresses.

Should any term or provision of this agreement be found to be invalid, or unenforceable, such finding shall in no way affect the validity or unenforceability of the other terms and conditions hereof. Such other terms and conditions shall be and remain valid and enforceable, as if the invalid and unenforceable term, condition, or provision was never a part hereof.

Neither the exercise nor the failure to exercise any right, provision, or remedy herein shall preclude the exercise of the same or any other right or remedy herein in the future. Any waiver of right, provision, or remedy hereto shall not be valid unless executed in writing by a duly authorized representative of the party making such waiver.

If a dispute arises out of, or relates to, this Agreement or a claimed breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation.

Mediation shall be non-binding, directed toward resolution of all outstanding issues, and be designated to produce comprehensive settlement of the entire dispute. If, after reasonable efforts to mediate and resolve the dispute, unresolved issues remain, the parties shall be free to pursue whatever remedies they may have through arbitration pursuant to this agreement, if so provided, litigation, or other dispute resolution procedure.

This agreement and all rights and obligations hereunder, including matters of construction, validity, and performance shall be governed in and by the laws of the State of California. If any legal action or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of the agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled. No claim, demand, action, proceeding, arbitration, hearing, motion, or lawsuit arising herefrom or with respect hereto shall be commenced or prosecuted in any jurisdiction other than the State of California. Any judgment, determination, finding, or conclusion reached or rendered in any other jurisdiction shall be null and void between the parties hereto.

This contract begins on May 1, 1998 and concludes on April 30, 1999 and may be terminated by either party with sixty (60) days written notice. Further, this contract is automatically renewed, unless canceled.

Entered into on May 1, 1998

     Client's Signature        /s/ Ehrenfried Liebich
                              Ehrenfried Liebich
                              Park Irvine Business Center
                              14771 Myford Road, Bldg. B
                              Tustin, CA 92708

     Agent's Signature        /s/ Devon Blaine
                              Devon Blaine, President and CEO
                              The Blaine Group, Inc.
                              8665 Wilshire Blvd.
                              Suite #301
                              Beverly Hills, CA 90211